Exhibit T3G

Sherritt International Corporation (SIC)
(Canada) Parent Company
Metals Marketing and Fertilizer Division
Active – Principal and Head Office
(Continued into CBCA on June 3/16)
FOR INTERNAL USE ONLY
100%
Sherritt International Investments Limited (Barbados)
100%
SM Marketing Inc. (formerly 1341774 Ontario Limited.) (Ontario)
100%
Sherritt International Oil and Gas Limited (Alberta)
100%
SICOG Oil and Gas Limited (Barbados)
100%
760434 Alberta Limited
(Alberta)
100%
672538 Alberta Ltd. o/a SI Supply & Services Holding Company (Alberta)
100%
1836774 Ontario Limited
(Ontario)
100% common shares
785,315,215 preferred shares
1683740 Alberta Ltd.
(Alberta)
Sherritt Gordon International Ltd. (Barbados)
100%
Sherritt International Loan Holdings (Bahamas) Inc. (Bahamas)
Inactive
100%
100% Canada Northwest
Resources Limited
100%
Sherritt Power (Bahamas) Inc. (Bahamas)
100%
672539 Alberta Ltd.
o/a SI Utilities Company
21,000,000 preferred shares
SBCT Logistics Ltd.
( CBCA )
11722573 Canada Ltd.
(CBCA)
Dynatec Technologies
Ltd.
(Ontario)
100%
100%
100%
anage certain financial arrangements
New Providence Metals
Marketing Inc.
(Bahamas)
100%
SCON Limited
(Ontario)
100%
Sherritt Madagascar S.A.
(Madagascar)
99.9%(3)
100%
100%
100%
(Canada) Canada Northwest Oils
(Europe) B.V.
(Netherlands)
OG Finance Inc.
(Alberta)
SIC Marketing Services
(UK) Limited
(United Kingdom)
Les Entreprises Dynatec Qumin Inc. (Quebec)
100%
Sherritt Utilities Inc.
(Barbados)
33.3%
Energas S.A.
(Cuba)
99.4%
Sherritt Energie S.A. (Madagascar)
Power Finance Inc.
(Alberta)
100%
100%
100%
(Alberta)
SI Supply & Services Limited (Alberta)
SI Finance Ltd.
(Ontario)
Dynatec Engineering
Limited
(Ontario)
100%
100%
Ambatovy Minerals S.A.
(Madagascar)
Dynatec Madagascar S.A.
(Madagascar)
12%
12%
Madagascar Mineral Investments Ltd. (British Virgin Islands)
100%
100%
95%
Inactive
Dynatec Perforaciones de Mexico, S.A. de C.V. (Mexico)
Inactive
P.T. Dynatec Drilling Indonesia (Indonesia)
Inactive
International Cobalt Company Inc. (“ICCI”) (Bahamas)
Moa Nickel S.A.
(Cuba)
50%
50%
Sherritt International (Bahamas) Inc. (Bahamas)
The Cobalt Refinery Holding Company Ltd. (New Brunswick)
100%
100%
Highwood Resources
Ltd.
(Ontario)
100%
95%
100%
0.1%
Dynatec Perforaciones Argentina S.A (Argentina)
Inactive
5%
Dynatec Inversiones
Ltda.
(Chile) Inactive
99.9%
Dynatec Perforaciones
Limitada (Chile) Inactive
50%
The Cobalt Refinery Company Inc. (“COREFCO”)
(Alberta)
Restricted Subs/Guarantee Providers under Indenture Audited Financial Statements are prepared/required Corporate
Oil
Metals Power Coal
Technologies
Capital Projects
as at June 30, 2020